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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 27, 1998, with respect to the financial statements and schedule of TresCom International, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-76965) and related Prospectus of Primus Telecommunications Group, Incorporated for the Exchange Offer of its 11 1/4% Senior Notes due 2009.


Ernst & Young LLP
Atlanta, Georgia
May 5, 1999